Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No.4 to Form F-1 of DCR Tech Group Ltd and its subsidiaries (the “Company”) of our report dated October 18, 2024, relating to our audits of the consolidated financial statements of the Company as of and for the years ended June 30, 2024 and 2023, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ TPS Thayer, LLC

TPS Thayer, LLC
Sugar Land, Texas
May 23, 2025